EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-03865, 333-22943, 333-45991, 333-73201, 333-111926) and Form S-8 (File Nos. 33-66980, 33-86230, 333-01874, 333-28717, 333-60321, 333-62576, 333-70354, 333-82879, 333-88114, 333-114246) of Action Performance Companies, Inc. of our report dated December 3, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
December 10, 2004